                                                                  EXHIBIT 99.32



                              QUADRAMED CORPORATION

                        STOCK OPTION ASSUMPTION AGREEMENT
                              _______________ PLAN


OPTIONEE:  <<Employee>>

               STOCK OPTION ASSUMPTION AGREEMENT effective as of the ____th day of __________, _____ by Quadramed Corporation, a Delaware corporation ("Quadramed").

               WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of ______________, Inc., a ____________ corporation ("Target"), which were granted to Optionee under the ______________, Inc. _______________ Plan (the "Plan") and are each evidenced by the following agreement between Target and Optionee: a Stock Option Agreement (the "Option Agreement").

               WHEREAS, Target has been acquired by Quadramed through the merger of Target with and into Quadramed (the "Merger") pursuant to the Amended and Restated Agreement and Plan of Reorganization dated ___________, ______ by and between Quadramed and Target (the "Reorganization Agreement").

               WHEREAS, the provisions of the Reorganization Agreement require Quadramed to assume all obligations of Target under all outstanding options under the Plan at the consummation of the Merger and to issue to the holder of each outstanding option an agreement evidencing the assumption of such option.

               WHEREAS, pursuant to the provisions of the Reorganization Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Merger is _________ of a share of Quadramed common stock ("Quadramed Stock") for each outstanding share of Target common stock ("Target Stock").

               WHEREAS, this Agreement is effective as of the consummation of the Merger (the "Effective Time") in order to reflect certain adjustments to Optionee's outstanding options under the Plan which have become necessary by reason of the assumption of those options by Quadramed in connection with the Merger.

               NOW, THEREFORE, it is hereby agreed as follows:

        1. The number of shares of Target Stock subject to the options held by Optionee immediately prior to the Effective Time (the "Target Options") and the exercise price payable per share are set forth in Exhibit(s) A hereto. Quadramed hereby assumes, as of the Effective Time, all the duties and obligations of Target under each of the Target Options. In connection with such assumption, the number of shares of Quadramed Stock purchasable under each Target Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of Quadramed Stock subject to each Target Option hereby assumed shall be as specified for that option in attached Exhibit(s) A, and the adjusted exercise price payable per share of Quadramed Stock under the assumed Target Option shall also be as indicated for that option in attached Exhibit(s) A.

        2. The intent of the foregoing adjustments to each assumed Target Option is to assure that the spread between the aggregate fair market value of the shares of Quadramed Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this Agreement will, immediately after the consummation of the Merger, be not less than the spread which existed, immediately prior to the Merger, between the then aggregate fair market value of the Target Stock subject to the Target Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, immediately after the Merger, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the Target Option immediately prior to the Merger. Such adjustments are also intended to preserve, to the extent applicable, the Incentive Stock Option status of the assumed Target Options.

        3. The following provisions shall govern each Target Option hereby assumed by Quadramed:

                (a) Unless the context otherwise requires, all references in each Option Agreement and in the Plan (as incorporated into such Option Agreement) (i) to the "Company" shall mean Quadramed, (ii) to "Stock" shall mean shares of Quadramed Stock, (iii) to the "Board" shall mean the Board of Directors of Quadramed and (iv) to the "Committee" shall mean the Compensation Committee of the Quadramed Board of Directors.

                (b) The grant date and the expiration date of each assumed Target Option and all other provisions which govern either the exercise or the termination of the assumed Target Option shall remain the same as set forth in the Option Agreement applicable to that option, and the provisions of the Option Agreement shall accordingly govern and control Optionee's rights under this Agreement to purchase Quadramed Stock.







                                       2.

                (c) Pursuant to the terms of the Option Agreement, none of your options assumed by Quadramed in connection with the transaction will terminate and cease to outstanding upon the consummation of the Merger. Each Target Option shall be assumed by Quadramed as of the Effective Time. Each such assumed Target Option shall thereafter continue to vest for any remaining unvested shares of Quadramed Stock subject to that option in accordance with the same installment vesting schedule in effect under the applicable Option Agreement immediately prior to the Effective Time; provided, however, that the number of shares subject to each such installment shall be adjusted to reflect the Exchange Ratio.

                (d) For purposes of applying any and all provisions of the Option Agreement and the Plan relating to Optionee's status as an employee or a consultant of Target, Optionee shall be deemed to continue in such status as an employee or a consultant for so long as Optionee renders services as an employee or a consultant to Quadramed or any present or future Quadramed subsidiary. Accordingly, the provisions of the Option Agreement governing the termination of the assumed Target Options upon Optionee's cessation of service as an employee or a consultant of Target shall hereafter be applied on the basis of Optionee's cessation of employee or consultant status with Quadramed and its subsidiaries, and each assumed Target Option shall accordingly terminate, within the designated time period in effect under the Option Agreement for that option, following such cessation of service as an employee or a consultant of Quadramed and its subsidiaries.

                (e) The adjusted exercise price payable for the Quadramed Stock subject to each assumed Target Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option. For purposes of determining the holding period of any shares of Quadramed Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as Target Stock prior to the Merger shall be taken into account.

                (f) In order to exercise each assumed Target Option, Optionee must deliver to Quadramed a written notice of exercise in which the number of shares of Quadramed Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of Quadramed Stock and should be delivered to Quadramed at the following address:


                             Quadramed Corporation
                             1003 West Cutting Boulevard
                             Richmond, California  94804
                             Attention: Option Plan Administrator




                                       3.

        4. Except to the extent specifically modified by this Option Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.

        IN WITNESS WHEREOF, Quadramed Corporation has caused this Stock Option Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the ___th day of ________, ______.




                                      QUADRAMED CORPORATION

                                      By:
                                         ----------------------------------
                                         Corporate Secretary




                                 ACKNOWLEDGMENT


               The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her Target Options hereby assumed by Quadramed are as set forth in the Option Agreement, the Plan and such Stock Option Assumption Agreement.


                                            ------------------------------------
                                            <<EMPLOYEE>>, OPTIONEE



DATED: __________________, __________







                                       4.